Amendment No. 2 to pricing supplements

Nos. 208, 235, 304, 341, 342, 343, 344, 693, 1139, 1140, 1253 and 1842 dated July 31, 2015

(as amended by the amendment No. 1 dated November 30, 2015)

To prospectus supplement dated July 31, 2015 and

prospectus dated July 31, 2015

Registration Statement No. 333-206013 Dated January 4, 2016; Rule 424(b)(3)

Deutsche Bank AG, London Branch

ELEMENTSSM Linked to the Morningstar® Wide Moat FocusSM Total Return Index due October 24, 2022
ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022

DB Gold Double Short Exchange Traded Notes due February 15, 2038
DB Gold Double Long Exchange Traded Notes due February 15, 2038
DB Gold Short Exchange Traded Notes due February 15, 2038

DB Agriculture Double Short Exchange Traded Notes due April 1, 2038
DB Agriculture Double Long Exchange Traded Notes due April 1, 2038
DB Agriculture Short Exchange Traded Notes due April 1, 2038
DB Agriculture Long Exchange Traded Notes due April 1, 2038

DB Commodity Double Short Exchange Traded Notes due April 1, 2038
DB Commodity Double Long Exchange Traded Notes due April 1, 2038
DB Commodity Short Exchange Traded Notes due April 1, 2038
DB Commodity Long Exchange Traded Notes due April 1, 2038

DB Base Metals Double Short Exchange Traded Notes due June 1, 2038
DB Base Metals Double Long Exchange Traded Notes due June 1, 2038
DB Base Metals Short Exchange Traded Notes due June 1, 2038
DB Base Metals Long Exchange Traded Notes due June 1, 2038

DB Crude Oil Double Short Exchange Traded Notes due June 1, 2038
DB Crude Oil Short Exchange Traded Notes due June 1, 2038
DB Crude Oil Long Exchange Traded Notes due June 1, 2038

DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040
DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040

DB 3x German Bund Futures Exchange Traded Notes due March 31, 2021
DB German Bund Futures Exchange Traded Notes due March 31, 2021

DB 3x Japanese Govt Bond Futures Exchange Traded Notes due March 31, 2021
DB Japanese Govt Bond Futures Exchange Traded Notes due March 31, 2021
DB 3x Inverse Japanese Govt Bond Futures Exchange Traded Notes due November 30, 2021
DB Inverse Japanese Govt Bond Futures Exchange Traded Notes due November 30, 2021

FI Enhanced Global High Yield ETN Linked to the MSCI World High Dividend Yield USD Gross Total Return Index

This amendment No. 2 amends the original pricing supplements dated July 31, 2015 of the twenty-nine Exchange Traded Notes set forth above, each as amended by the amendment No. 1 dated November 30, 2015. We refer to the above twenty-nine Exchange Traded Notes as the “securities” in this Amendment No. 2. Other than the specific amendments described below, the terms of the securities are as described in the relevant original pricing supplement for each security, each as amended by the amendment No. 1 dated November 30, 2015.

Effective the date of this amendment No. 2, the contact information of Deutsche Bank Securities Inc. (“DBSI”) in the Form of Offer for Repurchase appended to the relevant pricing supplement for each security will be modified as follows:

•	For each of the ELEMENTSSM Linked to the Morningstar® Wide Moat FocusSM Total Return Index due October 24, 2022 and the ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022, “Fax: 917-512-9226” will be replaced with “Phone: 212-250-6054; Email: Equity_ETN.Confirmations@list.db.com (or other contact information provided by DBSI).”

•	For each of the Gold Double Short ETNs, Gold Double Long ETNs, Gold Short ETNs, Agriculture Double Short ETNs, Agriculture Double Long ETNs, Agriculture Short ETNs, Agriculture Long ETNs, Commodity Double Short ETNs, Commodity Double Long ETNs, Commodity Short ETNs and Commodity Long ETNs, Base Metals Double Short ETNs, Base Metals Double Long ETNs, Base Metals Short ETNs, Base Metals Long ETNs, Crude Oil Double Short ETNs, Crude Oil Short ETNs, Crude Oil Long ETNs, “Fax: 917-338-3849” will be replaced with “Email: ETN.creations.redemptions@list.db.com (or other contact information provided by DBSI).”

•	For each of the 3x Short UST ETNs, 3x Long UST ETNs, 3x German Bund Futures ETNs, German Bund Futures ETNs, 3x JGB Futures ETNs, JGB Futures ETNs, 3x Inverse JGB Futures ETNs and Inverse JGB Futures ETNs, “Fax: 917-338-3849” will be replaced with “Email: Rates_ETNs@list.db.com (or other contact information provided by DBSI).”

•	For the FI Enhanced Global High Yield ETN Linked to the MSCI World High Dividend Yield USD Gross Total Return Index, “Phone: 212-250-6689 or 212-250-2356; Email: EIMG.NY@db.com” will be replaced with “Phone: 212-250-6054; Email: LDN_EQ_ETNs@list.db.com (or other contact information provided by DBSI).”

Investing in the securities involves a number of risks. See “Risk Factors” in the original pricing supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this amendment No. 2 to the original pricing supplements, amendment No. 1 to the original pricing supplements, the relevant original pricing supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The agent for the offerings, Deutsche Bank Securities Inc., is our affiliate. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in the relevant original pricing supplement for more information.

The securities are not bank deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

Deutsche Bank Securities

January 4, 2016

We describe the securities in the relevant original pricing supplement (each as amended by amendment No. 1), prospectus supplement and prospectus filed with the Securities and Exchange Commission, or SEC. You may access the amendment No. 1, the relevant original pricing supplement and the related prospectus supplement and prospectus on the SEC website:

•	Amendment No. 1 dated November 30, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315009187/dp61525_424b3-etn1.htm

•	Original pricing supplement No. 208 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006071/crt_dp58084-424b3.pdf

•	Original pricing supplement No. 235 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006064/crt_dp58079-424b3.pdf

•	Original pricing supplement No. 304 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006066/dp58019_424b3-6.htm

•	Original pricing supplement No. 341 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006065/crt_dp58011-424b3.pdf

•	Original pricing supplement No. 342 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006063/crt_dp58018-424b3.pdf

•	Original pricing supplement No. 343 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006067/crt_dp58020-424b3.pdf

•	Original pricing supplement No. 344 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006072/crt_dp58021-424b3.pdf

•	Original pricing supplement No. 693 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006070/dp58015_424b3-2.htm

•	Original pricing supplement No. 1139 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006058/dp58022_424b3-9.htm

•	Original pricing supplement No. 1140 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006057/crt-dp58016_424b3.pdf

•	Original pricing supplement No. 1253 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006069/crt-dp58017_424b3.pdf

•	Original pricing supplement No. 1842 dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006062/crt_dp58078-424b3.pdf

•	Prospectus supplement dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

•	Prospectus dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000119312515273165/d40464d424b2.htm

Terms used but not defined herein have the meanings given to such terms in the relevant original pricing supplement.